EXHIBIT 99.1

                                                  For more information, contact:
                                                              Robert D. Sznewajs
                                                                 President & CEO
                                                                  (503) 598-3243

                                                                 Anders Giltvedt
                                                  Executive Vice President & CFO
                                                                  (503) 598-3250


            WEST COAST BANCORP REPORTS SECOND QUARTER 2003 EARNINGS

               0 EARNINGS PER DILUTED SHARE OF $.32, A 14% INCREASE
               0 RETURN ON AVERAGE EQUITY REACHES 14.8%
               0 AVERAGE COMMERCIAL LOANS GREW 19%
               0 AVERAGE HOME EQUITY LOANS UP 31%
               0 ANNOUNCING NEW VANCOUVER, WASHINGTON BRANCH LOCATION



Lake Oswego, OR - July 15, 2003 - West Coast Bancorp (NASDAQ: WCBO) today announced quarterly earnings of $5.00 million or $0.32 per diluted share for the second quarter of 2003, compared to earnings of $4.52 million or $0.28 per diluted share in the second quarter of 2002. This represents a 14% earnings per diluted share growth from the same quarter in 2002.


       ------------------------------------------------------
                                       Three Months Ending
                                             June 30,
       ------------------------------------------------------
       (# in 000's except per share
                   data)                2003        2002
       ------------------------------------------------------
       Earnings per Diluted Share     $      .32  $      .28
       ------------------------------------------------------
       Net Income                     $    4,999  $    4,524
       ------------------------------------------------------
       Return on Average Equity             14.8%       14.1%
       ------------------------------------------------------
       Book Value per Share           $     9.07  $     8.32
       ------------------------------------------------------

       Total Period End Loans         $1,211,778  $1,135,892
       ------------------------------------------------------

       Total Period End Deposits      $1,324,562  $1,224,079
       ------------------------------------------------------

West Coast Bancorp also announced earnings of $9.72 million for the six months ended June 30, 2003, compared to earnings of $8.77 million for the same period in 2002. June 30, 2003, year-to-date earnings per diluted share increased 15% to $.62 from earnings per diluted share of $.54 for the six months ended June 30, 2002.

"The 14% increase in fully diluted earnings per share in the second quarter of 2003 from the same quarter a year ago is reflective of the continuing success of our business strategy," said President & CEO Robert D. Sznewajs. "We also experienced stronger growth in our residential mortgage area in the second quarter than we had originally anticipated. This was obviously influenced by the current interest rate environment. Furthermore, I am very pleased to announce the opening of our newest branch in the Orchards area of Vancouver, Washington in the first quarter of 2004."

Financial Results:
Excluding commercial real estate loans, average loans for the second quarter of 2003, grew 16% over the same period a year ago (see reconciliations to GAAP financial measure on page 6). Consistent with recent trends and the Company's strategy, average commercial and home equity loan balances expanded 19% and 31%, respectively, from second quarter of 2002. Since the second quarter of 2002, total average loans grew $88 million or 7.9%. Total average deposits increased also by $88

     WEST COST BANCORP REPORTS SECOND QUARTER 2003 EARNINGS
     JULY 15, 2003
     PAGE 2 OF 6

million or 7.3%. Lower cost demand, savings, and money market deposits paced the growth, combined increasing an average of $104 million or nearly 13% over the same time period.

For the quarter ended June 30, 2003, net interest income was $17.2 million, an increase of $.4 million compared with the second quarter of 2002. Higher loan balances outstanding and an improved deposit mix contributed to the increase in net interest income. The net interest margin declined to 4.78% from 5.05% in the same quarter last year mainly due to lower reinvestment yields, narrower spreads caused by declining yields on the loan and investment portfolios, and the purchase of bank-owned life insurance in the first quarter of 2003.

Total non-interest income increased $1.3 million or 30% from the same period a year ago. This was largely due to a $.6 million or 60% increase in gains on sales of loans stemming from very strong residential mortgage production and an increase in total deposit and other service charges of $.5 million, or 18%. During the first quarter 2003, the Company invested in bank-owned life insurance, contributing $.2 million to non-interest income in the second quarter, with, as noted, a partially offsetting impact on net interest income and margin.

Non-interest expense increased 13% or $1.7 million from the second quarter of 2002. More than half of the period-over-period increase was related to the addition of commercial lending personnel, new branches, higher commission expense, and expenses associated with foreclosure of certain properties. The remaining non-interest expense increase was mainly in personnel, professional, and marketing areas.

For the second quarter and year-to-date 2003, earnings grew 11% over the same periods last year. Through June 30, 2003, revenue growth combined with a lower provision for loan losses exceeded non-interest expense growth.

Annualized net charge-offs for the second quarter 2003 were 0.08% of average loans, compared to 0.36% in the same period last year. Net charge-offs were $.25 million in the second quarter ended June 30, 2003, as compared to $1.01 million in the second quarter of 2002. At quarter ended June 30, 2003, the allowance for loan losses was 1.47% of total loans, an increase from 1.41% and 1.45% on June 30, 2002, and December 31, 2002, respectively. At June 30, 2003, non-performing assets were $6.3 million or .40% of total assets, down from $6.8 million or .44% at December 31, 2002. The allowance for loan losses was 386% of total non-performing loans at June 30, 2003, compared to 330% at December 31, 2002.

During the second quarter of 2003, and consistent with its capital plan, the Company repurchased approximately 144,000 shares or nearly 1% of its common shares outstanding pursuant to its corporate repurchase program. During the past twelve months, the Company repurchased approximately 767,000 shares or 5% of its common shares outstanding. As always, the Company will continue to manage future stock repurchases within its capital plan. At June 30, 2003, 564,000 shares remained available for repurchase.

Other:

The Company will hold a webcast conference call Wednesday, July 16, 2003, at 8:30 a.m. Pacific Time, during which the Company will discuss second quarter results, review its strategic progress, and provide management's current earnings expectations for the full year 2003. To access the conference call via a live webcast, go to www.wcb.com, and click on Investor Relations/Conference Call/West Coast Bancorp Webcast. The conference call may also be accessed by dialing 877-604-2074 a few minutes prior to 8:30 a.m. PDT. The call will be available for replay by accessing the Company's website at www.wcb.com, and clicking on Investor Relations/Conference Call/Archived Conference Call (Replay).

     WEST COST BANCORP REPORTS SECOND QUARTER 2003 EARNINGS
     JULY 15, 2003
     PAGE 3 OF 6

West Coast Bancorp is a Northwest bank holding company with $1.6 billion in assets, operating 46 offices in Oregon and Washington. West Coast Bancorp, the parent company of West Coast Bank and West Coast Trust, is headquartered in Oregon. West Coast Bank serves clients who seek the resources, sophisticated products and expertise of larger financial institutions, along with the local decision making, market knowledge, and customer service orientation of a community bank. The Company offers a broad range of banking, investment, fiduciary and trust services. For more information, please visit the Company web site at www.wcb.com.

Forward Looking Statements:

This press release contains forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those projected, such as the following: general economic conditions; business conditions in the banking industry; vendor quality and efficiency; changing technology; evolving banking industry standards; legal developments; competitive factors, including increased competition among financial institutions; fluctuating interest rates; and the shape and level of the yield curve. Changes in interest rates may reduce the Company's net interest margin and net interest income as well as fee income, including gains on sales of loans.

Furthermore, the forward-looking statements are also subject to risks and uncertainties related to the Company's ability to attract additional lending personnel; close loans in the pipeline; generate loan and deposit balances at projected spreads; sustain momentum in fee generation, maintain asset quality, control level of net charge-offs, increase productivity, generate retail investments, retain employees, control expense growth, monitor and manage the Company's internal operating and disclosure control environments, and other matters.

Readers are cautioned not to place undue reliance on the forward-looking statements. West Coast Bancorp undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this release. Readers should also carefully review the disclosures contained in West Coast Bancorp's Annual Report on Form 10-K and other documents it files from time to time with the Securities and Exchange Commission. This statement is included for the express purpose of protecting West Coast Bancorp under the safe harbor provisions of the Private Securities Litigation Reform Act.

     WEST COST BANCORP REPORTS SECOND QUARTER 2003 EARNINGS
     JULY 15, 2003
     PAGE 4 OF 6


FINANCIAL HIGHLIGHTS                               Three months ended        Six months ended
 (Unaudited)                                           June 30,                  June 30,
 (Dollars and shares in thousands)                2003        2002         2003         2002
---------------------------------------------------------- ----------- ----------- ------------
 Interest income                                   $22,523     $23,859     $45,071      $47,517
 Interest expense                                    5,289       7,013      11,139       14,612
                                              ------------ ----------- ----------- ------------
   Net interest income                              17,234      16,846      33,932       32,905
 Provision for loan loss                               850       1,442       1,700        2,319
 Non-interest income
   Service charges on deposit accounts               1,777       1,556       3,449        3,112
   Other service charges, commissions and fees       1,712       1,392       3,104        2,541
   Trust revenues                                      445         446         860          907
   Gains on sales of loans                           1,572         980       2,714        2,072
   Bank owned Life Insurance                           196           -         305            -
   Other                                               138         136         199        1,092
   Gains on sales of securities                          -           -         192            -
                                              ------------ ----------- ----------- ------------
 Non-interest income                                 5,840       4,510      10,823        9,724
 Non-interest expense
   Salaries and employee benefits                    8,063       7,170      15,893       14,715
   Equipment                                         1,245       1,165       2,461        2,497
   Occupancy                                         1,174       1,157       2,355        2,310
   Check and other transaction processing              717         645       1,392        1,263
   Professional fees                                   640         424       1,141          785
   Courier and postage                                 519         486       1,028          962
   Marketing                                           678         497         967          889
   Other loan expense                                  440         313         887          693
   Communications                                      310         299         597          594
   Other taxes and insurance                           181         188         363          382
   Printing and office supplies                        196         190         336          361
   Other non-interest expense                          664         553       1,090        1,600
                                              ------------ ----------- ----------- ------------
 Non-interest expense                               14,827      13,087      28,510       27,051
                                              ------------ ----------- ----------- ------------
 Income before income taxes                          7,397       6,827      14,545       13,259
 Provision for income taxes                          2,398       2,303       4,826        4,492
                                              ------------ ----------- ----------- ------------
 Net income                                        $ 4,999     $ 4,524     $ 9,719      $ 8,767
                                              ============ =========== =========== ============
     Basic earnings per share                      $  0.33     $  0.29     $  0.64      $  0.56
     Diluted earnings per share                    $  0.32     $  0.28     $  0.62      $  0.54

 Weighted average common shares                     15,076      15,640      15,111       15,749
 Weighted average diluted shares                    15,586      16,133      15,604       16,222



PERIOD END BALANCES                                                                   Prior       Qtr-to-Qtr
(Unaudited)                      Quarter ended    Quarter ended    Year-to-year   Quarter ended   % changed
(000's except per share data)       Jun-03           Jun-02         % change          Mar-03      annualized
----------------------------- ----------------- ---------------- -------------- ---------------- -------------
 Total assets                       $1,593,544       $1,501,895             6.1%     $1,557,174          9.3%
 Total loans                        $1,211,778       $1,135,892             6.7%     $1,174,242         12.8%
 Total deposits                     $1,324,562       $1,224,079             8.2%     $1,272,475         16.4%
 Allowance for loan losses          $   17,843       $   16,067            11.1%     $   17,246         13.8%
 Stockholders' equity               $  137,676       $  130,302             5.7%     $  134,543          9.3%
 Non-performing assets              $    6,324       $    5,471            15.6%     $    6,366         -2.6%


     WEST COST BANCORP REPORTS SECOND QUARTER 2003 EARNINGS
     JULY 15, 2003
     PAGE 5 OF 6

WEST COAST BANCORP (unaudited)                       Second       Second         First         Year          Year
(in thousands except for per share data)             Quarter      Quarter       Quarter       to date       to date
(all rates have been annualized where appropriate)    2003         2002           2003         2003          2002
--------------------------------------------------------------- ------------ -------------- ------------ ------------
CAPITAL
 - Stockholders' equity                            $  137,676    $  130,302   $  134,543    $  137,676    $  130,302
 - Shares outstanding period end                       15,179        15,666       15,154        15,179        15,666
 - Average stockholders' equity to average assets        8.71%         8.79%        8.74%         8.73%         8.89%
 - Book value per common share                     $     9.07    $     8.32   $     8.88    $     9.07    $     8.32
 - Tangible book value per common share            $     9.00    $     8.23   $     8.80    $     9.00    $     8.23
PERFORMANCE RATIOS
 - Return on average assets                              1.29%         1.24%        1.25%         1.27%         1.22%
 - Return on average equity                             14.76%        14.11%       14.35%        14.56%        13.71%
 - Non-interest income to average assets                 1.50%         1.24%        1.32%         1.41%         1.35%
 - Non-interest expense to average assets                3.81%         3.59%        3.64%         3.73%         3.76%
 - Efficiency ratio, tax equivalent                     63.05%        59.94%       62.38%        62.73%        62.05%
RATES
 - Earned on interest-earning assets                     6.22%         7.10%        6.46%         6.33%         7.16%
 - Paid on interest-bearing liabilitities                1.85%         2.54%        2.10%         1.97%         2.67%
 - Net interest spread                                   4.37%         4.56%        4.36%         4.36%         4.49%
 - Net interest margin                                   4.78%         5.05%        4.82%         4.80%         5.00%
AVERAGE ASSETS
 - Investment securities                           $  262,949    $  246,830   $  263,918    $  263,431    $  244,166
 - Loans                                           $1,202,349    $1,114,587   $1,168,968    $1,185,751    $1,106,807
 - Total interest earning assets                   $1,481,671    $1,375,300   $1,443,984    $1,462,931    $1,364,841
 - Total assets                                    $1,559,660    $1,462,488   $1,525,676    $1,542,762    $1,450,634
AVERAGE LIABILITIES
 - Total demand deposits                           $  266,461    $  218,627   $  249,671    $  258,112    $  212,013
 - Total interest bearing demand,
    savings, and money market                      $  641,650    $  585,850   $  623,798    $  632,774    $  579,957
 - Total certificates of deposits                  $  382,425    $  398,025   $  370,727    $  376,608    $  396,681
 - Total deposits                                  $1,290,536    $1,202,502   $1,244,196    $1,267,494    $1,188,651
 - Other borrowings including trust                $  124,409    $  123,428   $  137,262    $  130,800    $  125,031
   preferred securities
 - Total interest bearing liabilities              $1,148,485    $1,107,303   $1,131,788    $1,140,182    $1,101,670
 - Total liabilities                               $1,423,791    $1,333,881   $1,392,292    $1,408,128    $1,321,653
AVERAGE ASSET/LIABILITY RATIOS
 - Average int. earning assets to interest             129.01%       124.20%      127.58%       128.37%       123.89%
   bearing liabilities
 - Loans to assets                                      77.09%        76.21%       76.62%        76.86%        76.30%
 - Interest bearing deposits to assets                  65.66%        67.27%       65.19%        65.43%        67.32%
ASSET QUALITY
 - Non-accruing loans                              $    4,621    $    3,593   $    4,815        $4,621    $    3,593
 - 90-day delinquencies                                     -    $       53            -             -    $       53
 - Total non-performing loans                      $    4,621    $    3,646   $    4,815    $    4,621    $    3,646
 - Real estate owned                               $    1,703    $    1,825   $    1,551    $    1,703    $    1,825
 - Total non-performing assets                     $    6,324    $    5,471   $    6,366    $    6,324    $    5,471
ASSET QUALITY RATIOS
 - Allowance for loan losses to total loans              1.47%         1.41%        1.47%         1.47%         1.41%
 - Non-performing loans to total loans                   0.38%         0.32%        0.41%         0.38%         0.32%
 - Allowance for loan losses to Non-performing loans   386.07%       440.69%      358.15%       386.07%       440.69%
 - Non-performing assets to total assets                 0.40%         0.36%        0.41%         0.40%         0.36%
 - Allowance for loan losses to Non-performing assets  282.12%       293.67%      270.90%       282.12%       293.67%
 - Non-performing assets to total loans                  0.52%         0.48%        0.54%         0.52%         0.48%
 - Net loan charge-offs to average loans (annualized)    0.08%         0.36%        0.15%         0.12%         0.27%



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     WEST COST BANCORP REPORTS SECOND QUARTER 2003 EARNINGS
     JULY 15, 2003
     PAGE 6 OF 6


 Trailing Four Quarters               Second    First     Fourth    Third    Trailing
 Financial Data and Ratios           Quarter   Quarter   Quarter   Quarter     Four
 (Unaudited) (dollars in thousands)   2003      2003      2002      2002     Quarters
----------------------------------- --------- --------- --------- --------- -----------

 Net income                            $4,999    $4,719    $4,783    $4,653    $19,154
 Diluted earnings per share            $ 0.32    $ 0.30    $ 0.30    $ 0.29    $  1.21

 Return on average assets                1.29%     1.25%     1.24%     1.22%      1.25%
 Return on average equity               14.76%    14.35%    14.26%    14.16%     14.38%
 Net interest margin                     4.78%     4.82%     4.83%     4.97%      4.85%
 Efficiency ratio, tax equivalent       63.05%    62.38%    61.57%    59.61%     61.65%
 Non-interest income to A/A              1.50%     1.32%     1.22%     1.12%      1.29%
 Non-interest expense to A/A             3.81%     3.64%     3.56%     3.46%      3.62%



NON GAAP FINANCIAL MEASURES BELOW

This press release includes information relating to the percentage change from prior periods in average total loans, that is calculated on a non-GAAP basis. Management uses this non-GAAP information internally, and has disclosed it to investors, based on its belief that the information provides additional, valuable information relating to its operating results in light of its business strategies.

The tables below include a reconciliation of these measures to comparable measures calculated in accordance with GAAP.

 Reconciliations to GAAP financial measures
 (Unaudited) (dollars in thousands):
---------------------------------------------

                                           Quarter ended    Quarter ended           Change
                                               Jun-03          Jun-02          $            %
                                           ------------- ---------------- ------------ -----------
 Average total loans excluding commercial
   real estate loans                          $  560,335       $  484,383     $75,952         16%
 Average commercial real estate loans            642,014          630,204      11,810          2%
                                           ------------- ---------------- ------------ -----------
 Average loans                                $1,202,349       $1,114,587     $87,762          8%
                                           ============= ================ ============ ===========








Transmitted on PR Newswire
EDITOR'S NOTE - WEST COAST BANCORP IS NOT: Nasdaq: WCBC (California)
                                      ---